UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2008 (September 16, 2008)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 17, 2008, R&G Financial Corporation (the “Company”) announced in a press release that the Company, R&G Mortgage Corporation, the Company’s wholly-owned Puerto Rico mortgage subsidiary (“R&G Mortgage”), and Banco Popular de Puerto Rico (“Banco Popular”), entered into a Servicing Rights Purchase and Transfer Agreement (the “Purchase Agreement”), dated as of September 16, 2008, pursuant to which Banco Popular agreed to purchase substantially all of R&G Mortgage’s servicing rights and advances related to mortgage loans owned by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Government National Mortgage Association (“Ginnie Mae”). As of August 31, 2008, the unpaid principal balance of the Freddie Mac and Ginnie Mae mortgage servicing portfolios was approximately $3.8 billion and $1.3 billion, respectively, representing approximately 57% of R&G Mortgage’s servicing portfolio. This transaction does not affect R&G Mortgage’s remaining third party mortgage servicing portfolio or the mortgages that R&G Mortgage services for R-G Premier Bank of Puerto Rico, the Company’s wholly-owned Puerto Rico chartered commercial bank subsidiary (“Premier Bank”), which together had an aggregate unpaid principal balance of approximately $4.1 billion as of August 31, 2008.

Banco Popular will acquire these assets for an estimated purchase price of $34 million. At the closing, Banco Popular will also assume R&G Mortgage’s recourse obligations in connection with the approximately $1.2 billion Freddie Mac mortgage loans subject to recourse. The final purchase price will be determined at the closing of the transaction based on the unpaid principal balance of the Freddie Mac and Ginnie Mae mortgage loans and the outstanding balance of the servicing advances at closing. The purchase price will be paid in installments, 95% being due five days after the closing and the remaining five percent being payable in quarterly installments based on delivery of the related mortgage files to Banco Popular as of each such payment date. A portion of the proceeds will be used to repay approximately $14 million currently outstanding under a line of credit with Banco Popular secured by the Ginnie Mae servicing rights and to deposit $5 million in escrow to satisfy certain indemnification claims by Banco Popular. Moreover, under the terms of the agreement with Banco Popular, R&G Mortgage must satisfy its outstanding recourse obligations to Freddie Mac prior to closing. R&G Mortgage has satisfied its outstanding recourse obligations to Freddie Mac as of June 30, 2008 by repurchasing approximately $17 million in mortgage loans.

The Purchase Agreement contains customary representations, warranties and agreements by the parties, indemnification rights and obligations of the parties and termination provisions. Additionally, the Purchase Agreement provides for indemnification rights in favor of Banco Popular in connection with certain repurchase or indemnity obligations related to breaches of representations and warranties made to Freddie Mac and Ginnie Mae upon the sale of the mortgage loans originated by R&G Mortgage. R&G Mortgage’s obligation to indemnify Banco Popular under the Purchase Agreement may not exceed $10 million, except for claims related to Banco Popular’s indemnification right in connection with breaches of representations and warranties made to Freddie Mac and Ginnie Mae and the transfer of the servicing rights. The Company has agreed to guarantee R&G Mortgage’s obligations under the Purchase Agreement. The consummation of the transaction contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions, including receipt of applicable approvals from Freddie Mac and Ginnie Mae. The closing of the transaction is expected to occur in the fourth quarter of 2008.

The Purchase Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.

On September 16, 2008, R&G Mortgage, Premier Bank, and Freddie Mac entered into an agreement to settle the litigation with Freddie Mac previously announced in a Current Report on Form 8-K filed by the Company on July 16, 2008. According to the terms of the settlement, R&G Mortgage and Premier Bank will remain as approved Freddie Mac seller/servicers in good standing. The settlement is subject to approval by the United States District Court, District of Puerto Rico, and may be rescinded by Freddie Mac if the transaction contemplated in the Purchase Agreement is not consummated within a certain time period.

A copy of the press release is incorporated herein by reference from Exhibit 99.1.

Forward-Looking Statements

The information included in this Current Report on Form 8-K contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Item 9.01	Financial Statements and Exhibits.

10.1	Servicing Rights Purchase and Transfer Agreement, dated as of September 16, 2008

99.1	Press Release issued on September 17, 2008 by R&G Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: September 18, 2008	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer

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